UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2019

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

5600 Clearfork Main Street, Suite 400

Fort Worth, Texas 76109

(Address of principal executive office) (Zip Code)

(817) 618-4020
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Restructuring Support Agreement

On April 18, 2019, Emerge Energy Services LP (“Emerge LP”), Emerge Energy Services Operating LLC (“Emerge Operating”), Superior Silica Sands LLC (“SSS”), Emerge Energy Services Finance Corporation (“Emerge Finance” and, together with Emerge Operating and Emerge Finance, the “Emerge LP Subsidiaries” and, together with Emerge LP, the “Company”) and Emerge Energy Services GP LLC (“Emerge GP”) entered into a Restructuring Support Agreement (the “RSA”) with (i) the Consenting Equity Holders (as defined therein), (ii) HPS Investment Partners, LLC (“HPS”) and certain of the lenders under that certain Second Amended and Restated Revolving Credit and Security Agreement, dated as of January 5, 2018, by and among Emerge Operating and SSS, as borrowers, Emerge LP, as parent guarantor, HPS, as administrative and collateral agent and the lenders party thereto (the “Revolving Loan Lenders,” and such agreement, as amended, the “Revolving Loan Agreement”), and (iii) HPS and certain holders of the Company’s secured notes (the “Notes”) issued pursuant to that certain Second Lien Note Purchase Agreement, dated as of January 5, 2018, by and among Emerge Operating and SSS, as issuers, Emerge LP, as parent guarantor, HPS, as notes and collateral agent and the note holders party thereto (the “Noteholders,” and such agreement, as amended, the “Notes Purchase Agreement”).  Those parties to the RSA under clauses (ii) and (iii) above are herein referred to as the “Consenting Creditors.”

As set forth in the RSA, including in the term sheet attached thereto (the “Term Sheet”), the parties to the RSA have agreed to the principal terms of a proposed financial restructuring (the “Transaction”) of the Company, which will be implemented through the Out-of-Court Restructuring (as described therein) or, in the event that the special restructuring committee of the board of directors of Emerge GP (the “Committee”) determines in good faith that the Out-of-Court Restructuring is no longer reasonably possible or in the best interests of the Company and its stakeholders, through the In-Court Reorganization (as described in Appendix I of the Term Sheet) implemented in one or more cases filed under Title 11 of the United States Code (the “In-Court Reorganization”).

Concurrently with the execution of the RSA, the board of directors of Emerge GP (the “Board”) delegated to the Committee the authority to exercise the powers of the Board in accordance with the Committee’s charter, which is included as an exhibit to the RSA filed hereto.  In addition, pursuant to the terms of the RSA, the Committee and Emerge Energy Services Holdings LLC (“Emerge Holdings”), the parent company of Emerge GP, entered into a voting and standstill agreement (the “Voting Agreement”), which is also included as an exhibit to the RSA filed hereto and is further described below.

With respect to the Out-of-Court Restructuring, the RSA provides the following, in pertinent part:

•                  either (i) the revolving loan obligations shall be paid in full in cash from proceeds of a post-effective date financing facility or (ii) the Revolving Loan Agreement and related loan documents shall be amended and restated on terms and conditions acceptable to the applicable parties specified in the RSA;

•                  each holder of Notes shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such claim and the notes, its pro rata share of (i) new second lien secured notes and (ii) 95% of the ownership of the New Equity Interests in Emerge LP, subject to certain types of dilution;

•                  the Railcar and Terminal Leases listed on Exhibit 3 of the Term Sheet shall be amended and restated on terms and conditions reasonably acceptable to the Committee and the Noteholders holding more than 50% of the outstanding aggregate principal amount of the notes purchase obligations (the “Majority Noteholders”); and

•                  holders of Emerge LP’s current equity interests shall be diluted and such holder shall own its pro rata share of New Common Units.

If the Committee determines to implement the Transaction through the In-Court Reorganization, the RSA provides, in pertinent part, that, if the class of holders of General Unsecured Claims (as defined in the Term Sheet) vote to accept the chapter 11 plan, then the Consenting Noteholders have agreed to carve-out from their collateral and receipt of 100% of the New Common Units in Emerge LP a settlement fund to be shared collectively by such claimholders and the existing equity holders in Emerge LP consisting of the New Common Units.

However, in the event that the class of holders of General Unsecured Claims (as defined in the Term Sheet) vote to reject the chapter 11 plan, then such Holders and the existing equity holders in Emerge LP shall not receive any distributions or property under the chapter 11 plan and, accordingly, the Consenting Noteholders shall receive 100% of the New Common Units in Emerge LP, subject to certain types of dilution.

The RSA may be terminated upon, among other things, the earliest of the following to occur: (i) the Transaction is consummated; (ii) the Transaction is not consummated in accordance with the RSA by December 31, 2019; unless extended in writing by Emerge GP, the Company (with the consent of the Committee) and the Majority Noteholders; (iii) the parties to the RSA mutually agree in writing to such termination; (iv) certain breaches of the RSA by one of the parties to the RSA (that remain uncured for five (5) business days); or (v) the Company or the Consenting Creditors terminate the RSA.

The foregoing description of the RSA does not purport to be complete and is qualified in its entirety by reference to the full text of the RSA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Any new securities to be issued pursuant to the restructuring transactions have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor in this Current Report on Form 8-K a solicitation of consents to or votes to accept any chapter 11 plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Item 7.01 Regulation FD Disclosure.

On April 22, 2019, Emerge LP issued a press release announcing the signing of the RSA, as described in Item 1.01. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Restructuring Support Agreement, dated as of April 18, 2019, by and among Emerge Energy Services LP, Emerge Energy Services GP LLC, Emerge Energy Services Operating LLC, Superior Silica Sands LLC, Emerge Energy Services Finance Corporation, the consenting equity holders party thereto, the revolving loan lenders party thereto, the noteholders party thereto and HPS Investment Partners, LLC.

99.1	Press Release, dated April 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: April 22, 2019	By:	/s/ Deborah Deibert
		Name:	Deborah Deibert
		Title:	Chief Financial Officer